-------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                             Washington, DCBoston, MALondon, UK*
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)
-------------------------------------------------------------------------------


                               Counsellors at Law

                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 o fax 617-526-5000



----------------------------------------

August 28, 1997
-----------------------------------------




Pioneer Bond Fund
60 State Street
Boston, MA  02109

         Re:      Rule 24f-2 Notice

Gentlemen:

         Pioneer Bond Fund (the "Fund") is a Massachusetts business trust organized under a written Amended and Restated Declaration of Trust dated December 7, 1993, and as further amended from time to time (as so amended and restated, the "Declaration of Trust"). The beneficial interests thereunder are represented by transferable shares of beneficial interest without par value.

         The Trustees of the Fund have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided. Pursuant to Article V, Section 5.1 of the Declaration of Trust, the number of shares of beneficial interest authorized to be issued under the Declaration of Trust is unlimited and the Trustees are authorized to divide the shares into one or more series of shares and one or more classes thereof as they deem necessary or desirable. As of the date of this opinion, the Trustees have divided the shares of the Trust into three classes, designated as Class A, Class B and Class
C. Pursuant to Article V, Section 5.4 of the Declaration of Trust, the Trustees may issue shares of any series for such amount and type of consideration, including cash or property, and on such terms as they may deem advisable without action or approval of the shareholders.

         We understand that, pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), the Fund has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933, as amended (the "1933 Act").

         We understand that you are about to file with the Securities and Exchange Commission a notice on Form 24F-2 pursuant to Rule 24f-2 (the "Rule 24f-2 Notice") making definite the registration of 4,140,834 shares of beneficial interest of the Fund (the "Shares") sold in reliance upon said Rule 24f-2 during the fiscal year ended June 30, 1997.

-----------------------------------------
Pioneer Bond Fund
-----------------------------------------
August 28, 1997
Page 2


         We have examined the Declaration of Trust, the By-laws, a certificate of an officer of the Fund to the effect that the Fund or its agent received the consideration for the Shares in accordance with the terms of the Declaration of Trust, and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including, but not limited to, originals, or copies certified or otherwise identified to our satisfaction, of such documents, Fund records and other instruments. In our examination of the above documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and the legal competence of each individual executing any documents.

         For purposes of this opinion letter, we have not made an independent review of the laws of any state or jurisdiction other than The Commonwealth of Massachusetts and express no opinion with respect to the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts. Further, we express no opinion as to compliance with any state or federal securities laws, including the securities laws of The Commonwealth of Massachusetts.

         Our opinion below, as it relates to the non-assessability of the shares of the Fund, is qualified to the extent that under Massachusetts law, shareholders of a Massachusetts business trust, such as the Fund, may be held personally liable for the obligations of such Fund. In this regard, however, please be advised that the Declaration of Trust disclaims shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each note, bond, contract, certificate or undertaking made or issued by or on behalf of the Fund. Also, the Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable solely by reason of his being or having been a shareholder of the Fund; provided, however, that no Fund property may be used to indemnify any shareholder of any series of the Fund other than Fund property allocated or belonging to that series.

         We are of the opinion that all necessary Fund action precedent to the issuance of the Shares has been duly taken, and that the Shares were legally and validly issued, and are fully paid and non-assessable by the Fund, subject to compliance with the 1933 Act, the 1940 Act and the applicable state laws regulating the sale of securities.

         We consent to your filing this opinion with the Securities and Exchange Commission together with the Rule 24f-2 Notice referred to above. Except as provided in this paragraph, this opinion may not be relied upon by, or filed with, any other parties or used for any other purpose.


Very truly yours,


/s/ Hale and Dorr LLP


Hale and Dorr LLP